Exhibit 10.7

AMENDMENT TO THE INPIXON 2018 EMPLOYEE STOCK INCENTIVE PLAN

This Amendment (the “Amendment”) to the Inpixon 2018 Employee Stock Incentive Plan (the “Plan”) is made pursuant to Section 12 of the Plan. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Plan.

WHEREAS, the Plan was approved and adopted by the board of directors (the “Board”) of Inpixon (the “Company”) on January 4, 2018 and approved by the stockholders of the Company on February 2, 2018;

WHEREAS, Section 12.2 of the Plan provides that the Board may modify or amend the Plan in whole or in part and from time to time in such respects as it deems advisable;

WHEREAS, the Board has determined that it is in the best interest of the Company and its stockholders to amend the Plan as set forth below.

NOW THEREFORE, the Plan is amended as follows:

1.     Section 4.2. Section 4.2 is hereby amended and restated with the following:

“Maximum Stock Option Grant. With respect to Stock Options which are intended to qualify as Incentive Stock Options, the aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options granted to any participant (whether under this Plan or under any other stock option plan of the Company or its Subsidiaries) become exercisable for the first time in any calendar year, may not exceed $100,000. Notwithstanding the forgoing, nothing contained in the Plan shall be construed to prohibit the grant of Stock Options under the Plan to an Eligible Person by reason of such person holding Stock Options to purchase shares of Common Stock or any other securities of the Company granted otherwise than under the Plan..”

In all other respects, the terms and conditions of the Plan shall remain the same.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has adopted this Amendment, effective as of the 10th day of August, 2020.

INPIXON
By:	/s/ Nadir Ali
Name: Nadir Ali
Title: Chief Executive Officer